Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE				September 15, 2014
BUTLER NATIONAL CORPORATION ANNOUNCES FIRST QUARTER FINANCIAL RESULTS AND CONFERENCE CALL
OLATHE, KANSAS, September 15, 2014, - Butler National Corporation (OTC Pink: BUKS), a leading manufacturer and provider of support systems for commercial and military aircraft and a recognized provider of management services in diverse business groups including the gaming industry, announces its financial results for the first quarter fiscal 2015 ended July 31, 2014.  In conjunction with the release, the Company has scheduled a conference call Wednesday, September 17, 2014 at 9:00 AM Central Daylight Time.

What: Butler National Corporation First Quarter Fiscal 2015 Financial Results Conference Call

When: Wednesday, September 17, 2014 - 9:00 AM Central Daylight Time

How: Live via phone by dialing 800-624-7038. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the first quarter, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2015.

Historical selected financial data related to all operations:
	Quarter Ended July 31			Quarter Ended April 30
	(In thousands)			(In thousands)
	2014	2013	2012	2014	2013	2012
Net Revenue	$ 12,391	$ 10,997	$ 13,023	$ 14,632	$ 12,326	$ 13,938
Operating Income	806	143	1,285	1,958	38	1,864
Net Income (Loss)	252	(289)	268	965	225	765
Total Assets	41,450	43,908	41,620	41,678	43,860	40,562
Long-term Obligations	6,093	9,148	8,386	6,820	10,155	8,678
Stockholders' Equity	24,738	23,529	23,544	24,354	23,574	22,604
Weighted Average Shares – Diluted	61,493	59,019	57,528	60,893	59,015	56,596
New Product Research and Development Cost	405	557	372	196	487	444

Management Comments

 "The fiscal quarter-ended July 31, 2014 was a successful period for Butler National Corporation.  Revenue increased 13% to $12.4 million in the three months ended July 31, 2014, as compared to $11.0 million in the three months ended July 31, 2013.  The increase in revenue reflects a decrease in Professional Services revenue (down 8%) and an increase in Aerospace Products revenue (up 78%).  Butler National Corporation continues to drive growth in international markets and through the development of new supplemental type certificates.  This includes significant efforts in South America, Europe, Africa, and Asia.

First quarter fiscal 2015 resulted in a net income of $252,000 compared to a net loss of $289,000 in the first quarter fiscal 2014.  The $541,000 increase in net income was primarily due to the resurgence in the aircraft modification business.  Butler National Corporation is working on exceeding previous revenue levels while continuing to focus on our margin expansion initiatives, including efficiencies in our implementation and operational processes and controlling general and administrative expenses.

During the three months ending July 31, 2014, we invested approximately $405,000 in projects focused on the development and acquisition of new products.  We feel this expenditure for the design and development engineering, testing, and certification of new products may help stabilize our long-term revenue and enhance our profits.

This is an exciting time for Butler National Corporation.  Management and all employees are focused on the execution of our numerous business development opportunities as well as increasing revenue while managing costs. We continue to believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value," commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:
Revenue from Professional Services decreased 8% to $7.6 million in the three months ended July 31, 2014 from $8.3 million in the three months ended July 31, 2013.  Total costs and expenses decreased 5% in the three months ended July 31, 2014 to $7.2 million compared to $7.5 million the three months ended July 31, 2013.  Total costs and expense were 94% of segment total revenues in the three months ended July 31, 2014, as compared to 90% of segment total revenues in the three months ended July 31, 2013.  Operating income from Professional Services decreased 44% to $443,000 in in the three months ended July 31, 2014 from $792,000 in the three months ended July 31, 2013.

Aerospace Products:
Revenue from Aerospace Products increased 78% to $4.8 million in the three months ended July 31, 2014, compared to $2.7 million in the three months ended July 31, 2013.  The company continues to invest in the development of new product supplemental type certificates (STCs).  These STCs are state of the art avionics and we are aggressively marketing both domestically and internationally.  Total costs and expenses increased 33% in the three months ended July 31, 2014 to $4.4 million compared to $3.3 million the three months ended July 31, 2013.Total costs and expenses were 92% of segment total revenue in the three months ended July 31, 2014, as compared to 124% of segment total revenue in the three months ended July 31, 2013.  Aerospace Products had an operating profit of $363,000 in the three months ended July 31, 2014 compared to an operating loss of $649,000 in the three months ended July 31, 2013.

Backlog:
As of September 2, 2014 our backlog totaled approximately $4.4 million.  The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year.  This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete.  There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
 Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
Statements made in this report, filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements.  The forward looking statements in this report are only predictions and actual events or results may differ materially.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations			Ph (972) 814-5723 Ph (913) 780-9595
THE WORLDWIDE WEB: Please review www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.